          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for use of the
                                                Commission only

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                               MIDWAY GAMES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               MIDWAY GAMES INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

--------------------------------------------------------------------------------

                                  MIDWAY LOGO

                               MIDWAY GAMES INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 27, 1998
                            ------------------------

To the Stockholders of
  MIDWAY GAMES INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Midway Games Inc. (the "Company," or "Midway") will be held on Tuesday, January 27, 1998 at 10:30 A.M. Eastern Standard Time at the New York Athletic Club, President's Room, 10th Floor, 180 Central Park South, New York, New York 10019, to consider and act upon the following matters:

1. Electing a board of twelve (12) directors;

2. Amending the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and the Amended and Restated Bylaws of the Company (the "Bylaws") to provide for the classification of the Board of Directors into three classes with staggered terms;

3. Amending the Certificate of Incorporation and the Bylaws to provide that any vacancy on the Board of Directors may be filled for the unexpired term only by a vote of a majority of the remaining directors then in office;

4. Amending the Certificate of Incorporation and the Bylaws to eliminate stockholder action by written consent;

5. Amending the Certificate of Incorporation and the Bylaws to permit only the President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board of Directors;

6. Amending the Certificate of Incorporation and the Bylaws to implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders;

7. Amending the Bylaws to require either a majority vote of the Board of Directors or an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the Bylaws, and amending the Certificate of Incorporation to require an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the amendments to the Certificate of Incorporation proposed herein.

8. Ratifying the appointment of Ernst & Young LLP as independent auditors for the 1998 fiscal year; and

9. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on December 8, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of the

Company for any purpose germane to the Annual Meeting during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

     YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Vice President, Secretary and General
                                          Counsel

Chicago, Illinois
December 12, 1997

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               MIDWAY GAMES INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Midway Games Inc. (the "Company" or "Midway") of proxies to be voted at the Annual Meeting of Stockholders to be held at the New York Athletic Club, President's Room, 10th Floor, 180 Central Park South, New York, New York 10019, on Tuesday, January 27, 1998 at 10:30 A.M. Eastern Standard Time, and at any adjournment or adjournments thereof (the "Annual Meeting").

     All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

     The mailing address of the Company's principal executive offices is 3401 North California Avenue, Chicago, Illinois 60618. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about December 12, 1997.

     Only holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of record at the close of business on December 8, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments of such meeting. There were 38,500,000 shares of Common Stock outstanding on the Record Date. Each such share entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the Record Date concerning persons which, to the knowledge of Midway, beneficially own more than 5% of the outstanding shares of Common Stock:

                                                        NUMBER OF SHARES OF
                                                           COMMON STOCK       PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNED           COMMON STOCK
------------------------------------                    -------------------   -------------------------
WMS Industries Inc. ..................................      33,400,000                  86.8%
  3401 North California Avenue
  Chicago, IL 60618

     Because WMS Industries Inc. ("WMS") owns 86.8% of the outstanding Common Stock, WMS will be able to decide all of the proposals to be considered at the Annual Meeting. WMS has indicated that it intends to vote "For" the nominees for election as directors and "For" each other proposal set forth in the Notice of the Annual Meeting. Therefore, all of the proposals are expected to be approved. If the proposed spin off by WMS described below under the heading "The Offering and Proposed Distribution" is completed in 1998, as expected, WMS will no longer own any Common Stock at the time of the 1999 annual meeting of stockholders.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information concerning beneficial ownership of shares of Common Stock by each director of Midway, each executive officer of Midway and by all directors and executive officers of Midway as a group:

                                                       NUMBER OF
                                                       SHARES OF     PERCENTAGE OF
                                                      COMMON STOCK    OUTSTANDING
                                                      BENEFICIALLY      COMMON
              NAME OF BENEFICIAL OWNER                  OWNED(1)       STOCK(2)
              ------------------------                ------------   -------------
Harold H. Bach, Jr *................................     65,000(3)         **
William C. Bartholomay*.............................     35,000(4)         **
Byron C. Cook*......................................     72,000(3)         **
Orrin J. Edidin.....................................          0            **
Kenneth J. Fedesna*.................................     61,000(3)         **
William E. McKenna*.................................     26,000(4)         **
Norman J. Menell*...................................     27,000(4)         **
Louis J. Nicastro*..................................     35,000(4)         **
Neil D. Nicastro*...................................    320,000(5)         **
Harvey Reich*.......................................     27,000(4)         **
Ira S. Sheinfeld*...................................     25,000(4)         **
Gerald O. Sweeney, Jr.*.............................     25,000(4)         **
Richard D. White*...................................     25,000(4)         **
                                                        -------           ---
Directors and Executive Officers as a group (13
  persons)..........................................    743,000(6)        1.9%
                                                        =======           ===

-------------------------
 *  Nominee for Director
**  Less than 1%
(1) Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days. Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his name and has sole voting and dispositive power with respect to such shares.
(2) For purposes of calculating the percentage of outstanding shares of Common Stock, shares issuable to such person upon the exercise of stock options within 60 days have been deemed to be outstanding.
(3) Includes 60,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.
(4) Includes 25,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.
(5) Includes 300,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.
(6) Includes 680,000 shares of Common Stock which directors and executive officers have the right to acquire upon the exercise of stock options.

THE OFFERING AND PROPOSED DISTRIBUTION

     On October 29, 1996, Midway completed an initial public offering of 5,100,000 shares of its Common Stock for $20.00 per share (the "Offering"). As of the Record Date, Midway had 38,500,000 shares of its Common Stock outstanding of which WMS owned 33,400,000 shares, representing approximately 86.8% of the outstanding shares of Midway Common Stock.

     On August 11, 1997, WMS announced that it would distribute on a pro rata basis to its stockholders all of the Common Stock which it owns. Midway believes that the price of its Common Stock has been adversely affected by Midway's relatively small public share float and by the substantial short position that exists in Midway stock attributable to arbitragers that have purchased WMS shares while establishing a short position in Midway. Therefore, Midway's desire to grow its business, in part through acquisitions, may be enhanced by the spin-off of Midway. In order to realize its acquisition strategies, Midway would have to either raise cash to fund a cash acquisition by borrowing or by selling additional shares of its Common Stock or other securities or issue additional shares of its Common Stock or other securities as the method of payment. Accordingly, the price and liquidity of Common Stock is an important consideration. Midway also believes that the spin-off will reduce regulatory burdens by separating ownership of Midway's business from WMS' gaming device business.

     The proposed spin-off is conditioned upon several requirements, including, among other things, the receipt of a ruling from the Internal Revenue Service that the transaction will be tax free to WMS and its stockholders. WMS anticipates that the spin-off would be completed in early 1998.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Upon the recommendation of the Nominating Committee, twelve (12) directors, constituting the entire Board, are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. All of the nominees are at present directors of the Company. Mr. Neil D. Nicastro is the son of Mr. Louis J. Nicastro. Should any of the nominees be unable to serve or refuse to serve as a director (an event which the Board does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

                                                    POSITION WITH COMPANY AND                DIRECTOR
        NAME OF NOMINEE(AGE)                           PRINCIPAL OCCUPATION                   SINCE
        --------------------                        -------------------------                --------
Neil D. Nicastro (41)................  Chairman of the Board of Directors, President, Chief    1988
                                       Executive Officer and Chief Operating Officer of the
                                       Company and President, Chief Executive Officer and
                                       Chief Operating Officer of WMS
Harold H. Bach, Jr. (65).............  Executive Vice President -- Finance, Treasurer and      1990
                                       Chief Financial Officer and Director of the Company
                                       and Vice President -- Finance, Treasurer, Chief
                                       Financial and Chief Accounting Officer of WMS
Byron C. Cook (43)...................  Executive Vice President -- Home Video and Director     1996
                                       of the Company
Kenneth J. Fedesna (48)..............  Executive Vice President -- Coin-Op Video and           1996
                                       Director of the Company and Vice President and
                                       General Manager of Williams Electronics Games, Inc.
William C. Bartholomay (69)..........  Director of the Company and President of Near North     1996
                                       National Group
William E. McKenna (78)..............  Director of the Company and General Partner, MCK        1996
                                       Investment Company
Norman J. Menell (66)................  Director of the Company and Vice Chairman of the        1996
                                       Board of WMS
Louis J. Nicastro (69)...............  Director of the Company and Chairman of the Board       1988
                                       and Chief Executive Officer of WHG Resorts & Casinos
                                       Inc.
Harvey Reich (68)....................  Director of the Company and Attorney, Robinson Brog     1996
                                       Leinwand Greene Genovese & Gluck, P.C.
Ira S. Sheinfeld (59)................  Director of the Company and Attorney, Squadron,         1996
                                       Ellenoff, Plesent & Sheinfeld LLP
Gerald O. Sweeney, Jr. (45)..........  Director of the Company and Attorney, Lord, Bissell     1996
                                       & Brook
Richard D. White (43)................  Director of the Company and Managing Director, CIBC     1996
                                       Oppenheimer Corp.

     NEIL D. NICASTRO has been the President and Chief Operating Officer of the Company since July 1, 1991 and a Director since July 29, 1988. On July 26, 1996, Mr. Nicastro became Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Co-Chief Executive Officer and Chief Operating Officer since December 1, 1994. Mr. Nicastro served as President and Chief Operating Officer (1991-1995), Treasurer (1991-1994), Executive Vice President and Treasurer (1989-1991) and Senior Vice President and Treasurer (1988-1989). Mr. Nicastro is also the President, Chief Executive Officer and Chief Operating Officer and a Director of WMS.

     HAROLD H. BACH, JR. became a Director, Executive Vice President -- Finance and Chief Financial Officer of the Company on August 30, 1996. Previously, Mr. Bach served as Senior Vice President -- Finance and Chief Financial Officer of the Company from September 17, 1990 to August 30, 1996, and he has served as Treasurer continuously since December 1, 1994. Additionally, Mr. Bach is also the Vice President -- Finance, Chief Financial and Chief Accounting Officer of WMS. Prior to joining WMS, Mr. Bach was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989).

     BYRON C. COOK became a Director and Executive Vice President -- Home Video of the Company on August 30, 1996. Mr. Cook is also the President and Chief Operating Officer of Midway Home Entertainment Inc., a wholly-owned subsidiary of the Company, positions he assumed upon the acquisition of Tradewest in April 1994. Prior to the acquisition, Mr. Cook was President of Tradewest (1988-1994) as well as a co-founder thereof.

     KENNETH J. FEDESNA became a Director and Executive Vice
President -- Coin-Op Video of the Company on August 30, 1996. Mr. Fedesna served as Vice President and General Manager of the Company from July 29, 1988 to August 30, 1996. He has also been a Director of WMS since 1993 as well as Vice President and General Manager of Williams Electronics Games, Inc., a wholly-owned subsidiary of WMS, for in excess of five years.

     WILLIAM C. BARTHOLOMAY is President of Near North National Group, Chicago, Illinois (insurance brokers) and Chairman of the Board of the Atlanta Braves (National League Baseball). He has served as Vice Chairman of Turner Broadcasting System, Inc., a division of Time Warner Inc., since April 1994 having also held that office during the period 1976-1992 and having served as a Director (1976-1994). Mr. Bartholomay has also served as a director of WMS since 1981 and was elected as a Director of the Company in October 1996.

     WILLIAM E. MCKENNA has served as a General Partner of MCK Investment Company, Beverly Hills, California for in excess of five years. He also is a Director of California Amplifier, Inc., Calprop Corporation, Drexler Technology Corporation and Safeguard Health Enterprises, Inc. Mr. McKenna has also served as a director of WMS since 1981 and was elected as a Director of the Company in October 1996.

     NORMAN J. MENELL has been Vice Chairman of the Board of Directors of WMS since 1990 and a Director of WMS since 1980. He also served as President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988) of WMS and was elected as a Director of the Company in October 1996.

     LOUIS J. NICASTRO has been the Chairman of the Board and Chief Executive Officer of WHG Resorts & Casinos Inc. and its predecessors since 1983. Mr. Nicastro became a Director of the Company on August 30, 1996. Mr. Nicastro also served as Chairman of the Board and Co-Chief Executive Officer of the Company from December 1, 1994 to June 26, 1996, Chairman of the Board and Chief Executive Officer of the Company (1988-1994), President of the Company (1988-1989 and 1990-1991) and as a Director of the Company from 1988 until June 26, 1996. Mr. Nicastro has also served WMS as Co-Chief Executive Officer (1994-1996), Chief Executive Officer (1974-1994), President (1985-1988 and
1990-1991) and Chief Operating Officer (1985-1986). He has served as Chairman of the Board of Directors of WMS since its incorporation in 1974.

     HARVEY REICH has been a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for in excess of five years. He has also served as a Director of WMS since 1983 and was elected as a Director of the Company in October 1996.

     IRA S. SHEINFELD has been a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York for in excess of five years. He has also served as a Director of WMS since 1993 and was elected as a Director of the Company in October 1996.

     GERALD O. SWEENEY, JR. has been a member of the law firm Lord, Bissell & Brook, Chicago, Illinois for in excess of five years. He was elected as a Director of the Company in November 1996.

     RICHARD D. WHITE has been a Managing Director of CIBC Oppenheimer Corp., New York, New York for in excess of five years and was elected as a Director of the Company in October 1996. Mr. White is also director of Vestcom International, Inc.

     Proposal 2 below provides for the classification of the Board of Directors into three classes, with one Class to be elected each year, with the initial term of office of Class III directors to expire at the annual meeting of stockholders to be held in 1999, with the initial term of office of Class II directors to expire at the annual meeting of stockholders to be held in 2000, and with the initial term of office of Class I directors to expire at the annual meeting of stockholders to be held in 2001. If Proposal 2 is approved, the nominees for directors will be designated members of the Class of directors set forth in Proposal 2.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to elect directors.

     THESE INDIVIDUALS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.
                            ------------------------

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The majority of the Board, seven of the twelve directors, are outside directors who are neither officers nor employees of the Company or its subsidiaries.

     During the 1997 fiscal year, the Board of Directors of the Company held three meetings. All other action taken by the Board was by the unanimous written consent of the members after review of proposals presented to each member. Each director attended more than 75% of the aggregate of meetings of the Board and committees on which he served during the fiscal year.

DIRECTOR COMPENSATION

     The Company pays a fee of $22,500 per annum to each director who is not also an employee of the Company or any of its subsidiaries. Each such director who serves as the chairman of any committee of the Board of Directors receives a further fee of $2,500 per annum for his services in such capacity and each other member of the Company's Audit Committee receives an additional fee of $2,500 per annum.

     Additionally, immediately prior to the Offering, the Company granted options to purchase 25,000 shares of Common Stock to each of its non-employee directors. Subsequent to the Offering, the Company granted options to purchase 25,000 shares of Common Stock to Mr. Gerald O. Sweeney, Jr., a non-employee director of the Company who was elected to the Board of Directors after the Offering in November 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee is currently composed of three members, Messrs. McKenna (Chairman), Bartholomay, Sheinfeld and White. This Committee is charged with meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, receiving and reviewing the recommendations of the independent auditors, recommending the appointment of auditors and reviewing the scope of the audit and the compensation of the independent auditors, reviewing consolidated financial statements and, generally, reviewing the Company's accounting policies and resolving potential conflicts of interest. During the 1997 fiscal year this Committee held one meeting.

     The Nominating Committee is currently composed of Messrs. L.J. Nicastro (Chairman) and Bartholomay. This Committee is charged with making recommendations with respect to the nomination of candidates for election to the Board and does not accept recommendations from stockholders of the Company. During the 1997 fiscal year this Committee did not hold any meetings, taking all action by the unanimous written consent of its members.

     The WEG/MG Negotiating Committee is currently composed of Messrs. G. O. Sweeney, Jr. (Chairman) and R. D. White. This Committee is charged with the responsibility for reviewing and authorizing any agreement to be entered into in the future, and any modification to any existing agreement between the Company and WMS. During fiscal year 1997 this Committee did not hold any meetings, taking all action by the unanimous written consent of its members.

     The Compensation and Stock Option Committee is currently composed of Messrs. Reich (Chairman) and McKenna. This Committee is charged with making recommendations regarding the compensation of senior management personnel and approves the selection of individuals for participation in, and determines the timing, pricing and the amount of option grants under the provisions of, the Company's 1996 Stock Option Plan other than formula awards made to Non-Employee Directors of the Company. During the 1997 fiscal year this Committee did not hold any meetings, taking all action by the unanimous written consent of the members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Harvey Reich serves as Chairman of the Company's Compensation and Stock Option Committee and Mr. William E. McKenna serves as the sole additional member, neither of whom are employees or officers of the Company or any of its subsidiaries or had any relationship requiring disclosure herein by the Company other than that both serve on the Board of Directors of WMS.

                               EXECUTIVE OFFICERS

     The following individuals were elected to serve in the capacities set forth below until the 1998 annual meeting of the Board of Directors and until their respective successors are duly elected and qualified.

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Neil D. Nicastro..........................  41    Chairman of the Board of Directors, President,
                                                  Chief Executive Officer and Chief Operating Officer
Harold H. Bach, Jr........................  65    Executive Vice President -- Finance, Treasurer and
                                                  Chief Financial Officer
Byron C. Cook.............................  43    Executive Vice President -- Home Video
Kenneth J. Fedesna........................  47    Executive Vice President -- Coin-Op Video
Orrin J. Edidin...........................  36    Vice President, Secretary and General Counsel

     The current principal occupation or employment of Messrs. Nicastro, Bach, Cook and Fedesna during the last five years is set forth on pages 6 and 7 hereof.

     Mr. Edidin has served as Vice President, Secretary and General Counsel of the Company since June 30, 1997. Mr. Edidin served as Associate General Counsel of Fruit of the Loom, Inc., an apparel company, from August 1992 until May 1997. Mr. Edidin has also served as Vice President, Secretary and General Counsel of WMS since May 30, 1997.

                             EXECUTIVE COMPENSATION

     To provide stockholders with an understanding of the Company's executive compensation program, the following are presented below: (i) the Summary Compensation Table; (ii) the Stock Option Tables; (iii) the Report by the Compensation and Stock Option Committee of the Board of Directors on Fiscal 1997 Executive Compensation; (iv) the Corporate Performance Graph; and (v) a description of Employment Agreements.

                           SUMMARY COMPENSATION TABLE

     The executive officers of the Company (other than Mr. Neil D. Nicastro and Mr. Byron C. Cook) received no compensation from the Company during the fiscal years ended June 30, 1997, 1996 or 1995. The Summary Compensation Table below sets forth the cash compensation paid by WMS (or in the case of (i) Mr. Nicastro, for the period from the date of the Offering, by WMS and the Company, and (ii) Mr. Cook, by the Company) for service in all capacities (including on behalf of the Company) during the fiscal years ended June 30, 1997, 1996 and 1995 to each of the Company's executive officers who served during such period and whose salary and bonus from WMS or the Company exceeded $100,000. Pursuant to the Manufacturing and Services Agreement described below under the heading "Certain Relationships and Related Transactions", after the Offering the compensation paid by WMS to the executive officers of the Company (other than Messrs. Nicastro and Cook) is allocated to the Company based upon estimates by management of WMS of the percentage of time devoted to the Company. Management of the Company believes that such executive officers devoted at least 50% of their time to the Company. The results of operations for each of the fiscal years ended June 30, 1997, 1996 and 1995 include an allocation of the compensation of the Company's executive officers based on estimates by management of WMS. Mr. Orrin J. Edidin, Vice President, Secretary and General Counsel of the Company, commenced his employment with the Company on May 19, 1997 and, therefore, is not included in the Summary Compensation Table set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                       COMPENSATION
                                                ANNUAL COMPENSATION       AWARDS
                                                --------------------   ------------
                                                                        SECURITIES
                                                                        UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
      ---------------------------        ----   ---------   --------    ----------    ---------------
Neil D. Nicastro.......................  1997    600,000     969,160     500,000          54,632(1)
  Chairman of the Board,                 1996    532,500     267,600          --          35,791(1)
  Chief Executive Officer,               1995    532,500     489,100          --          35,762(1)
  President and Chief
  Operating Officer
Harold H. Bach, Jr.....................  1997    300,000     175,000     100,000
  Executive Vice President --            1996    262,500      67,800          --              --
  Finance, Treasurer and                 1995    250,000      67,800          --              --
  Chief Financial Officer
Byron C. Cook..........................  1997    300,000     250,000     100,000
  Executive Vice                         1996    250,000     150,000          --              --
  President -- Home Video                1995    250,000          --          --              --
Kenneth J. Fedesna.....................  1997    310,000     150,000     100,000           2,500(2)
  Executive Vice                         1996    267,500      66,000          --           2,500(2)
  President -- Coin-Op Video             1995    250,000      66,000          --           2,500(2)
Barbara M. Norman(3)...................  1997    168,270      50,000      25,000              --
  Vice President, Secretary              1996    157,500      27,200          --              --
  and General Counsel                    1995    150,000      27,200          --              --

-------------------------
(1) Amount shown for Mr. Neil D. Nicastro includes for fiscal 1997, 1996 and 1995 life insurance premiums of $1,467, $691 and $662, respectively, and $53,165, $35,100 and $35,100 for fiscal 1997, 1996 and 1995, respectively, accrual for contractual retirement benefits.

(2) Amount shown for Mr. Fedesna includes life insurance premiums paid on his behalf.

(3) Does not include an option to purchase 94,433 shares of WMS common stock issued to her by WMS in fiscal 1997 in exchange for options which terminated upon termination of her employment with WMS in June 1997. Ms. Barbara M. Norman served as Vice President, Secretary and General Counsel to the Company from June 15, 1992 until June 16, 1997, and she also served as Vice President, Secretary and General Counsel of WMS during that period.

                              STOCK OPTION TABLES

     The following tables set forth certain information with respect to options to purchase Common Stock granted under the Company's 1996 Stock Option Plan to persons who served as executive officers of the Company during fiscal year 1997.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                       OF STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                             FOR OPTION TERM(1)
                          ----------------------------------------------------------   ----------------------------
                                         PERCENT OF
                          NUMBER OF         TOTAL
                          SECURITIES       OPTIONS
                          UNDERLYING       GRANTED
                           OPTIONS     TO EMPLOYEES IN   EXERCISE PRICE   EXPIRATION
          NAME            GRANTED(#)   FISCAL YEAR(%)      ($/SHARE)         DATE         5%($)          10%($)
          ----            ----------   ---------------   --------------   ----------      -----          ------
Neil D. Nicastro........   500,000(2)       28.4             20.00         10/31/06       6,288,946      15,937,425
Harold H. Bach, Jr......   100,000(2)        5.7             20.00         10/31/06       1,257,789       3,187,485
Byron C. Cook...........   100,000(2)        5.7             20.00         10/31/06       1,257,789       3,187,485
Kenneth J. Fedesna......   100,000(2)        5.7             20.00         10/31/06       1,257,789       3,187,485
Barbara M. Norman.......    25,000(2)(3)     1.4             20.00         10/31/06         314,447         796,871

-------------------------
(1) The assumed appreciation rates are set pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not derived from the historical or projected prices of the Company's Common Stock or results of operations or financial conditions and they should not be viewed as a prediction of possible prices for the Common Stock in the future. Total potential stock price appreciation from November 1, 1996 to October 31, 2006 for all stockholders based on the price of $20.00 per share of Common Stock on November 1, 1996 and a total of 38,500,000 shares of Common Stock outstanding would be $496,829,104 and $1,259,056,575 at assumed rates of stock appreciation of 5% and 10%, respectively.

(2) In connection with the Offering, the optionee was granted options to purchase Common Stock, 40% of which became exercisable upon completion of the Offering and the balance of which become exercisable in equal installments on each of the three succeeding anniversary dates of the completion of the Offering.

(3) Ms. Norman's employment with the Company terminated effective June 16, 1997. However, Ms. Norman is a consultant to the Company, and the options previously issued to her remain outstanding.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF          VALUE OF UNEXERCISED
                                                                 SECURITIES UNDERLYING        IN-THE-MONEY
                                                                 UNEXERCISED OPTIONS AT        OPTIONS AT
                                       SHARES                          6/30/97(#)            6/30/97($)(1)
                                     ACQUIRED ON      VALUE          EXERCISABLE(E)          EXERCISABLE(E)
               NAME                  EXERCISE(#)   REALIZED($)      UNEXERCISABLE(U)        UNEXERCISABLE(U)
               ----                  -----------   -----------   ----------------------   --------------------
Neil D. Nicastro...................       --            --              200,000(E)              275,000(E)
                                                                        300,000(U)              412,500(U)
Harold H. Bach, Jr.................       --            --               40,000(E)               55,000(E)
                                                                         60,000(U)               82,500(U)
Byron C. Cook......................       --            --               40,000(E)               55,000(E)
                                                                         60,000(U)               82,500(U)
Kenneth J. Fedesna.................       --            --               40,000(E)               55,000(E)
                                                                         60,000(U)               82,500(U)
Barbara M. Norman..................       --            --               10,000(E)               13,750(E)
                                                                         15,000(U)               20,625(U)

-------------------------
(1) Based on the closing price of the Common Stock on the New York Stock Exchange on June 30, 1997, which was $21.375.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                     ON FISCAL 1997 EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee is charged with making recommendations to the Board of Directors regarding the compensation of senior management personnel and, to the extent stock options form a portion of a compensation package, making recommendations regarding stock option grants and awards.

     It is the policy of the Compensation and Stock Option Committee to provide attractive compensation packages to senior management so as to motivate them to devote their full energies to the success of the Company, to reward them for their services and to align the interests of senior management with the interests of stockholders. The Company's executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and retirement and other benefits. It is the philosophy of the Compensation and Stock Option Committee that the Company be staffed with a small number of well compensated senior management personnel.

     In general, the level of base salary is intended to provide appropriate basic pay to senior management taking into account historical contributions to the Company and each person's unique value and the recommendation of the Chief Executive Officer. The amount of any discretionary bonus is subjective but is generally based on the actual performance of the Company in the preceding fiscal year, the special contribution of the executive to such performance and the overall level of the executive's compensation including other elements of the compensation package. The Company also has used stock options, which increase in value only if the Company's Common Stock increases in value, and which terminate a short time after an executive leaves the Company, as a means of long-term incentive compensation.

     The cash bonus paid to Mr. Neil D. Nicastro for the fiscal year 1997 was determined through a negotiated formula set forth in his employment agreements with the Company and with WMS which provided for bonus compensation as fully described under "Employment Agreements" below. Senior executives other than Mr. Neil D. Nicastro were granted discretionary bonuses for the 1997 fiscal year. The decision to pay such bonuses was subjective but involved consideration of the efforts expended by such executives as well as consideration of the financial performance of the Company. For information with respect to options held by senior management at fiscal year end, see "Stock Option Tables" set forth above.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") generally provides that, for fiscal years commencing in 1994, compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of one million dollars per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Since the ultimate value of an option cannot be determined until it is exercised or until the stock underlying the option is sold, executive compensation relating to options may, in a given year, exceed one million dollars. It is the present policy of the Compensation and Stock Option Committee to submit for stockholder approval stock option plans in which the chief executive officer and the most highly paid senior executive officers of the Company may participate. The Compensation and Stock Option Committee intends to consider, on a case by case basis, how the Budget Act will affect contractual and discretionary cash compensation. The Compensation and Stock Option Committee does not intend to request Mr. N.D. Nicastro to submit his employment agreement for stockholder approval. See "Employment Agreements -- Employment Contracts." Depending on the performance of the Company, payments to Mr. Nicastro under such agreement may exceed one million dollars and such excess payments will not be deductible by the Company.

The Compensation and Stock Option Committee
     Harvey Reich, Chairman
     William E. McKenna

     The foregoing Report of the Compensation and Stock Option Committee on executive compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares for the period beginning October 29, 1996 (the date trading of the Common Stock on the New York Stock Exchange commenced) and ending June 30, 1997 the percentage change in cumulative total stockholder return on the Company's Common Stock with (1) the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500") and (2) the cumulative total return of the Standard and Poor's Leisure Time Index ("S&P Leisure"). The graph assumes an investment of $100 on October 29, 1996 in the Company's Common Stock and $100 invested at that time in each of the Indexes and the reinvestment of dividends where applicable.

        Measurement Period                                                       S&P -
      (Fiscal Year Covered)              MIDWAY              S&P 500            Leisure
10/30/96                                          100                 100                100
06/30/97                                          102                 128                122

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                             EMPLOYMENT AGREEMENTS

     Mr. Neil D. Nicastro is employed as the Company's Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer under the terms of an Employment Agreement dated as of July 1, 1996. The employment agreement provides for salaried compensation at the rate of $300,000 per annum, or such greater amount as may be determined by the Board of Directors, plus bonus compensation in an amount equal to two percent of the pre-tax income of the Company multiplied by the percentage of Common Stock outstanding which is not owned by WMS. The portion of Mr. Nicastro's bonus from WMS that is attributable to the pre-tax income of the Company is charged to the Company pursuant to the Manufacturing and Services Agreement. The employment agreement expires October 29, 2001, subject to automatic extensions in order that the term of Mr. Nicastro's employment shall at no time be less than three years. Upon Mr. Nicastro's retirement or death, the Company is required to pay to Mr. Nicastro or his designee, or if no designation is made, to his estate, for a period of seven years, an annual benefit equal to one-half of the annual base salary being paid to him on such retirement or death, as the case may be, but in no event less than $150,000 per annum. Such benefits are payable notwithstanding Mr. Nicastro's termination of employment for any reason.

     The employment agreement provides that Mr. Nicastro shall devote such time to the business and affairs of the Company as is reasonably necessary to perform the duties of his position, except that he is not required to perform any duties or responsibilities which would be likely to result in non-compliance with or breach or violation of his employment agreement with WMS. Mr. Nicastro currently spends approximately 50% of his working time on the affairs of the Company and approximately 50% of his working time on the affairs of WMS.

     Mr. Nicastro is employed by WMS pursuant to an employment agreement which provides for, among other things, full participation in all benefit plans available to senior executives of WMS and for reimbursement of all medical and dental expenses incurred by him or his spouse and incurred by his children under the age of twenty-one. Mr. Nicastro's employment agreement with the Company provides that should WMS fail for any reason to provide the aforementioned benefits to Mr. Nicastro, the Company and WMS will each provide such benefits to him at its expense. Additionally, the Company will provide Mr. Nicastro with $1,000,000 of life insurance coverage in addition to the standard amount provided to Company employees. The agreement further provides for full compensation during periods of illness or incapacity; however, the Company may give 30 days' notice of termination if such illness or incapacity disables Mr. Nicastro from performing his duties for a period of more than six months. Such termination notice becomes effective if full performance is not resumed within 30 days after such notice and maintained for a period of two months thereafter. The employment agreement may be terminated at the election of Mr. Nicastro upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Nicastro in a position of lesser stature or the assignment to Mr. Nicastro of duties, performance requirements or working conditions significantly different from or at variance with those presently in effect; (ii) the treatment of Mr. Nicastro in a manner which is in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Nicastro as a member of the Board of Directors of the Company; (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Nicastro pursuant to such agreement; or (v) the requirement that Mr. Nicastro work outside his agreed upon metropolitan area. In any such event, and in the event the Company is deemed to have wrongfully terminated Mr. Nicastro's employment agreement under the terms thereof, the Company is obligated (a) to make a lump sum payment to Mr. Nicastro equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement (but in no event less than three times the highest base salary payable to him during the one-year period prior to such event), the bonus (assuming pre-tax income of the Company during the remainder of the term of the employment agreement is earned at the highest level achieved in either of the last two full fiscal years prior to such termination) and the retirement benefit (assuming the date of termination is his retirement date) otherwise payable under the terms of the employment agreement and (b) to purchase at the election of Mr. Nicastro all stock options held by him with respect to the Company's Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement may also be terminated at the election of Mr. Nicastro if individuals who presently constitute the Board of Directors, or successors approved by such Board members, cease for any reason to constitute at least a majority of the Board. Upon such an event, the Company may be required to purchase the stock options held by Mr. Nicastro and make payments similar to those described above.

     If payments made to Mr. Nicastro pursuant to the employment agreement after a change of control are considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, additional compensation is required to be paid to Mr. Nicastro to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Pursuant to Section 280G, in addition to income taxes, the recipient is subject to a 20% nondeductible excise tax on excess parachute payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation (including non-taxable fringe benefits) at the time of a change of control is at least equal to three times the base amount. Excess parachute payments are not deductible by the Company.

     Midway Home Entertainment Inc. ("Midway Home"), a wholly-owned subsidiary of the Company, has entered into an employment agreement with Mr. Byron C. Cook, pursuant to which Mr. Cook serves as President and Chief Operating Officer of Midway Home. The agreement expires May 1, 1998 and was entered into in connection with the Company's acquisition of Tradewest. Mr. Cook's current base salary is $300,000 per annum. For fiscal 1997, Mr. Cook also received a bonus of $250,000. Mr. Cook is entitled to participate in the Company's employee benefit plans generally available to executives of the Company. In addition, pursuant to the agreement on May 2, 1994, Mr. Cook was awarded non-qualified stock options to purchase 200,000 shares of WMS common stock. Mr. Cook has agreed not to engage in any competitive business with the Company in North America until May 2, 1999 so long as the Company continues to make salary payments pursuant to the agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH WMS

     Prior to the Offering, the Company was a wholly-owned subsidiary of WMS. As a result of the Offering, WMS' beneficial ownership of Common Stock was reduced from 100.0% to 86.8%. A majority of the Company's directors are directors and/or officers of WMS. Additionally, several of the executive officers of the Company are officers and/or directors of WMS.

     In contemplation of the Offering, the Company and WMS entered into the following agreements:

     Manufacturing and Services Agreement. The Company and WMS entered into the Manufacturing and Services Agreement with respect to various aspects of their future relationship. The Manufacturing and Services Agreement became effective as of July 1, 1996 and will continue in effect unless terminated (a) by either party for any reason upon 180 days' notice or (b) in the event of a material default, immediately at the election of the non-defaulting party. The Company also has the right, upon 180 days' notice, to terminate the manufacturing and related services provided by WMS while retaining WMS' other services. The Manufacturing and Services Agreement provides, among other things, that WMS will provide the Company with management, legal and administrative services and certain services for its coin-operated video games including, without limitation: (i) manufacturing; (ii) engineering support; (iii) sales and marketing; (iv) warranty and field services; and (v) creative services. The aforementioned services are provided to the Company upon terms which the Company believes are fair and reasonable. The parties have agreed that with respect to matters not specifically covered in the Manufacturing and Services Agreement, or if changes in business circumstances should cause the method of handling matters specifically covered to be unfair to either party, such matters will be referred to a negotiating committee consisting of two designees of each party.

     All of the Company's coin-operated video games are manufactured and assembled by WMS at its facilities in Cicero and Waukegan, Illinois. Materials used in the manufacture of coin-operated video games are purchased by Midway at its expense. Certain other manufacturing costs are allocated based upon units produced for the Company and the other amusement games businesses of WMS. All labor costs associated with the manufacturing of coin-operated video games are charged to the Company at actual cost to WMS.

Certain management, legal and administrative expenses and sales and marketing expenses are allocated based upon the revenues of and/or units produced for the Company and the other amusement games businesses of WMS or other methods appropriate for the allocation of the particular expense.

     For so long as the Manufacturing and Services Agreement remains in effect and for a period of five years thereafter, (i) WMS is precluded from engaging, directly or indirectly, in the business of designing, developing, manufacturing, marketing or distributing coin-operated or home video games (except for its activities on behalf of the Company) and (ii) the Company is precluded from engaging, directly or indirectly, in the business of designing, developing, manufacturing, marketing or distributing coin-operated pinball games, novelty games, video lottery terminals or gaming machines such as slot machines.

     Tax Sharing Agreement. The Company has been a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes (the "WMS Group") since 1988. Therefore, the Company is jointly and severally liable for any federal tax liability incurred by the WMS Group. The Company and WMS entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") whereby WMS and the Company have agreed upon a method for: (i) determining the amount which the Company must pay to WMS in respect of federal income taxes; (ii) compensating any member of the WMS Group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS Group tax liability as determined under the federal consolidated return regulations; and (iii) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments. The amount the Company is required to pay to WMS in respect of federal income taxes is determined as if the Company was filing a separate tax return. If any two or more members of the WMS Group are required to elect, or WMS elects to cause two or more members of the WMS Group to file combined or consolidated income tax returns under state or local income tax law, the financial consequences of such filings among such members shall be determined in a manner as similar as practicable to those provided for under the Tax Sharing Agreement for federal taxes. The Tax Sharing Agreement is not binding on the Internal Revenue Service (the "IRS") or upon state, local or foreign taxing authorities. The effectiveness of the Tax Sharing Agreement is therefore dependent on each member of the WMS Group having the ability to pay its relative share of taxes. Because the IRS or other taxing authorities can be expected to seek payment from WMS prior to seeking payment from the individual group members, it is likely that the Company would seek to enforce any rights it may have against WMS for sharing at a time when WMS was unable to pay its proportionate share of taxes.

     Registration Rights Agreement. Prior to the consummation of the Offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with WMS, pursuant to which the Company has agreed, upon the request of WMS, to file up to two registration statements under the Securities Act of 1933, as amended, in order to permit WMS to offer and sell shares of Common Stock that WMS or its affiliates may beneficially own. The Company will pay all registration fees and expenses in connection with any requested registration, except that WMS will pay any underwriting discounts or commissions relating to shares owned by it and included in any such registration. The Company will not be required to comply with any request for registration unless the request involves at least 5% of the total number of the then outstanding shares of Common Stock. The Registration Rights Agreement also provides WMS the right to include its Common Stock holdings in certain registration statements covering offerings by the Company and the Company will pay all fees and expenses of such offerings other than underwriting discounts or commissions as they relate to WMS' shares. The Company will indemnify WMS and its officers, directors and controlling persons against certain liabilities in respect of any registrations or other offerings covered by the Registration Rights Agreement. WMS will indemnify the Company against any liability arising as a result of information provided by WMS and included in any offering document covered by the Registration Rights Agreement. The Company has the right to request WMS to delay any exercise by WMS of its rights to require registration and other actions for a period of up to 60 days under certain circumstances. WMS has further agreed that it will not include any Common Stock in any registration statement of the Company which, in the judgment of the underwriters for such offering, would adversely affect such offering by the Company. The rights of WMS under the Registration Rights Agreement are transferable to an assignee of WMS at its option.

     Patent License Agreement. The Company and WMS entered into a patent license agreement pursuant to which the Company and WMS each licensed to the other, on a perpetual, royalty-free basis, certain patents used in the development and manufacture of both coin-operated video games and video lottery terminals and other gaming machines.

OTHER RELATED TRANSACTIONS

     Mr. Byron C. Cook, Executive Vice President -- Home Video and a Director of the Company, owned a one-third interest in each of the three commonly owned companies which constituted Tradewest, the operating assets and business of which were acquired by the Company in April 1994. The purchase price for the assets acquired from Tradewest was set at five times the average annual pre-tax income of the acquired business during the four year period commencing May 1, 1994 with a minimum purchase price of $14.1 million, which was paid at the closing, and a maximum additional payment of $36.0 million to be paid during the four-year earn-out period. Over the first three years of the earn-out period, the Company has paid an aggregate sum of $21.6 million as additional purchase price. The Company will pay an additional $14.4 million in additional purchase price.

     Mr. Ira S. Sheinfeld, a Director of each of the Company and WMS, is a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP which the Company and WMS retained to provide tax services during the 1997 fiscal year and which each proposes to retain for such services during the current fiscal year.

     Mr. Richard D. White, a Director of the Company, is a Managing Director of CIBC Oppenheimer Corp., which was one of the representatives of the underwriters of the Offering and which received customary compensation in connection therewith. CIBC Oppenheimer Corp., is currently rendering financial advisory services to WMS in connection with the proposed spin-off by WMS of all of the Common Stock owned by WMS. Additionally, CIBC Oppenheimer Corp. has rendered financial advisory services to WMS in the past and received customary compensation in connection therewith.

     Mr. Gerald O. Sweeney, Jr., a Director of the Company, is a member of the law firm of Lord, Bissell & Brook which performs legal services for the Company from time to time.

                            ------------------------

                            ANTI-TAKEOVER PROPOSALS

     Proposals 2 through 7 in this Proxy Statement are proposals to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws") which amendments, as discussed below, may have certain anti-takeover effects. The following section discusses the general consequences to stockholders of these proposals and should be read in conjunction with the individual discussions with respect to each proposal.

     The Board has evaluated the potential vulnerability of the Company's stockholders to the threat of unfair or coercive takeover tactics and, although the Board is not currently aware of any such threat, has considered the range of possible responses to any such threat. The Board has unanimously approved, and recommends to the Company's stockholders for their approval, the amendments to the Certificate of Incorporation and Bylaws described in Proposals 2 through 7 set forth below. Proposals 2 through 7 are referred to collectively as the "Anti-Takeover Amendments." Approval of the Anti-Takeover Amendments requires the affirmative vote of holders of a majority of the outstanding Common Stock. WMS, which holds 86.8% of the outstanding Common Stock, has advised the Company that it plans to vote all of the shares of Common Stock owned by it in favor of the Anti-Takeover Amendments. Accordingly, the Anti-Takeover Amendments are expected to be approved by the stockholders.

THE ANTI-TAKEOVER AMENDMENTS

     The Anti-Takeover Amendments involve related amendments to the Certificate of Incorporation and Bylaws designed to assist the Company's stockholders in obtaining fair and equitable treatment in the event of a threatened takeover of the Company. The Anti-Takeover Amendments, if approved, will: (i) divide the

Board into three classes with staggered terms; (ii) provide that any vacancy on the Board may be filled only by a vote of a majority of the remaining directors then in office; (iii) eliminate stockholder action by written consent; (iv) permit only the President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board; (v) provide for an advance notice procedure for the submission by stockholders of director nominations and other business to be considered at an annual meetings of stockholders; and (vi) require either a majority vote of the Board or an affirmative vote of at least 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the Bylaws, and require an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the amendments to the Certificate of Incorporation proposed herein.

     The Anti-Takeover Amendments are not in response to any effort, of which the Company is aware, to accumulate Common Stock or to obtain control of the Company. The Board has observed the relatively common use of certain coercive takeover tactics in recent years, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy fights and partial tender offers and the related use of "two-tiered" pricing. In addition, persons who do not intend to gain control of companies use the threat of takeover bids to force the companies to repurchase their shares at a premium or temporarily drive up the market price of their stock. The Board believes that the use of these tactics can place undue pressure on a corporation's board of directors and stockholders to act hastily and on incomplete information and, therefore, can be highly disruptive to a corporation as well as divert valuable corporate resources and result in unfair differences in treatment of stockholders who act immediately in response to announcement of takeover activity and those who choose to act later, if at all. The Anti-Takeover Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board.

     While the Anti-Takeover Amendments, individually and collectively, give added protection to the Company's stockholders and may help the Company obtain the best price in a potential transaction, they may also have the effect of making more difficult and discouraging a merger, tender offer or proxy contest, even if such transaction or event may be favorable to the interests of some or all of the Company's stockholders. The Anti-Takeover Amendments also may delay the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to some or all of the stockholders. Furthermore, the Anti-Takeover Amendments may have the effect of deterring or frustrating certain types of future takeover attempts that may not be approved by the incumbent Board, but that the holders of a majority of the shares of Common Stock may deem to be in their best interests or in which some or all of the stockholders may receive a substantial premium over prevailing market prices for their stock. By discouraging takeover attempts, the Anti-Takeover Amendments also could have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of Common Stock that often result from actual or rumored takeover attempts.

     The Board recognizes that a takeover might in some circumstances be beneficial to some or all of the Company's stockholders but, nevertheless, believes that the stockholders as a whole will benefit from the adoption of the Anti-Takeover Amendments. The Board further believes that it is preferable to act on the proposed Anti-Takeover Amendments when they can be considered carefully rather than hastily during an unsolicited bid for control. Under Delaware law, each of the proposed Anti-Takeover Amendments described in Proposals 2 through 7 requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. All of the proposals are permitted by law.

     If stockholders approve any or all of the Anti-Takeover Amendments, the Company will file with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation that reflects the amendments which have been approved containing the provisions as set forth under each proposal. The approved amendments to the Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate with respect to such amendment, and the approved amendments to the Bylaws will become effective immediately upon such approval. Each of the Anti-Takeover

Amendments adopted by the Company's stockholders will become effective regardless of whether any of the other Anti-Takeover Amendments to be acted upon at the Annual Meeting is adopted.

     Stockholders are urged to read carefully the following descriptions and discussions of each of the proposed Anti-Takeover Amendments before voting on the Anti-Takeover Amendments.

OTHER ANTI-TAKEOVER DEVICES

Existing Provisions of the Certificate and Bylaws

     In addition to the proposed Anti-Takeover Amendments, an existing provision of the Certificate of Incorporation may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or diluting the public ownership of the Company, even if such transaction or occurrence may be favorable to the interests of some or all of the Company's stockholders. The Certificate of Incorporation currently authorizes the Board to issue 5,000,000 shares of preferred stock having such rights, preferences and privileges as designated from time to time by the Board (the "Preferred Stock") without stockholder approval. Accordingly, the Board is empowered to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. None of the preferred stock has been issued to date, and the proposed amendments will not change the number of authorized shares of preferred stock.

     Under certain circumstances, the Company could use the Preferred Stock or currently authorized but unissued shares of Common stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company or to dilute the public ownership of the Company and thereby to protect the continuity of the Company's management. The Company could also privately place any such shares with purchasers who might favor the Board in opposing a hostile takeover bid, although the Company has no present intention to do so and has no present knowledge of any such takeover efforts. Other than existence of a class of preferred stock and the existence of authorized but unissued Common Stock, the Certificate of Incorporation and Bylaws do not currently contain any other anti-takeover provisions, and no such other provisions are currently contemplated, other than the proposals contained herein. While Delaware General Corporation Law Section 214 provides that a company's certificate of incorporation may provide for cumulative voting, such voting is not provided for under the Certificate of Incorporation. Therefore, the holders of a majority of the shares of Common Stock can elect all of the directors being elected at any annual meeting of stockholders.

Rights Agreement

     In October 1996, the Board adopted a Rights Agreement (as amended in November 1997, the "Rights Agreement"). The Rights Agreement provides that one right (a "Right") will be issued with each share of Common Stock outstanding on the effective date of the Offering or issued (whether originally issued or from the Company's treasury) on or after the effective date of the Offering and prior to the Rights Distribution Date (as defined). The Rights will not be exercisable until the Rights Distribution Date and will expire at the close of business on December 31, 2006 (the "Final Expiration Date") unless previously redeemed by the Company as described below. When exercisable, each Right will entitle the owner to purchase from the Company one one-hundredth (1/100) of a share of the Company's Series A Preferred Stock at an exercise price of $100.00, subject to certain anti-dilution adjustments. The Rights will not, however, be exercisable, transferable separately or trade separately from the shares of Common Stock, until (a) the tenth business day after the "Stock Acquisition Date" (i.e., the date of a public announcement that a person or group is an "Acquiring Person") or (b) the tenth business day (or such later day as the Board, with the concurrence of a majority of Continuing Directors (as defined), determines) after a person or group announces a tender or exchange offer, which, if consummated, would result in such person or group beneficially owning 15% or more of the Common Stock (the earlier of such dates being the "Rights Distribution Date").

     In general, any person or group of affiliated persons (other than the Company, any of its subsidiaries, WMS, certain of the Company's benefit plans and any person or group of affiliated persons whose acquisition of 15% or more is approved by the Board in advance) who, after the date of adoption of the Rights Agreement, acquires beneficial ownership of 15% or more of the Common Stock will be considered an "Acquiring Person." If the spin-off by WMS described in "The Offering and Proposed Distribution" above is completed, any person or group of affiliated persons who acquires 15% or more of the Common Stock as a result of such spin-off will be excluded from the definition of an "Acquiring Person."

     If a person or group of affiliated persons becomes an Acquiring Person, then each Right (other than Rights owned by such Acquiring Person and its affiliates and associates, which will be null and void) will entitle the holder thereof to purchase, for the exercise price, a number of shares of the Common Stock having a then current market value of twice the exercise price. Accordingly, at the original exercise price, each Right would entitle its registered holder to purchase $200.00 worth of Common Stock for $100.00.

     If at any time after the Stock Acquisition Date, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company and the Common Stock of the Company is changed into or exchanged for other securities or assets of the acquiring entity or (c) the Company sells more than 50% of its assets or earning power, then each Right will entitle the holder thereof to purchase, for the exercise price, the number of shares of common stock of such other entity having a current market value of twice the exercise price. The foregoing will not apply to (i) a transaction approved by a majority of the Board of Directors (or from and after the Stock Acquisition Date, a majority of the Continuing Directors) or (ii) a merger which follows a cash tender offer approved by the Board of Directors (or after the Stock Acquisition Date, a majority of Continuing Directors) for all outstanding shares of Common Stock so long as the consideration payable in the merger is the same in form and not less than the amount as was paid in the tender offer. A Continuing Director is a director in office prior to the distribution of the Rights and any director recommended or approved for election by such directors but does not include any representative of an Acquiring Person.

     Subject to the limitations summarized below, the Rights will be redeemable at the Company's option, at any time prior to the earlier of the Stock Acquisition Date or the Final Expiration Date, for $.01 per Right, payable in cash or shares of Common Stock. Under certain circumstances, the decision to redeem requires the concurrence of a majority of the Continuing Directors. In the event a majority of the Board is changed by vote of the Company's stockholders, the Rights shall not be redeemable for a period of ten business days after the date that the new directors so elected take office and it shall be a condition to such redemption that any tender or exchange offer then outstanding be kept open within such ten business day period. At any time after any person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by the Acquiring Person and associates, which will be null and void), in whole or in part, for Common Stock on the basis of an exchange ratio of one share of Common Stock for each Right (subject to adjustment).

     As long as the Rights are attached to the Common Stock, each share of Common Stock issued by the Company will also evidence one Right. Until the Rights Distribution Date, the Rights will be represented by the Common Stock certificates and will be transferred only with the Common Stock certificates; separate certificates representing the Rights will be mailed, however, to holders of the Common Stock as of the Rights Distribution Date. The holders of Rights will not have any voting rights or be entitled to dividends until the Rights are exercised. The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain stock dividends on, or subdivisions, combinations or reclassification of, the shares of Common Stock prior to the Rights Distribution Date, and in certain other events. The Board will be able to amend the Rights Agreement in any manner prior to the Rights Distribution Date. After the Rights Distribution Date, the Board will be able to amend the Rights Agreement only to cure ambiguities, to shorten or lengthen any time period (subject to certain limitations) or if such amendment does not adversely affect the interest of the Rights Holders and does not relate to any principal economic term of the Rights.

Delaware General Corporation Law

     Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a broad range of business combinations with an "interested stockholder" (defined generally as a person owning 15% of more of a corporations outstanding voting stock) for three years following the time such person became an interested stockholder unless: (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also offices of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock excluding shares owned by the interested stockholder. Section 203 may discourage persons from making a tender offer for or acquisitions of substantial amounts of the Common Stock, which could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the Common Stock that often result from takeover attempts.

             PROPOSAL 2 -- CLASSIFICATION OF THE BOARD OF DIRECTORS
                        AND ELECTION FOR STAGGERED TERMS

     The Company's Bylaws provide that the directors shall be elected at each annual meeting of the stockholders. Presently there are twelve directors, and the Board is not divided into classes. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to cause the Board to be divided into three classes. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     If Proposal 2 is approved, the Board will be divided into Class I, Class II and Class III Directors, with one class to be elected each year. The initial term of office for the Class III Directors would expire at the Annual Meeting of Stockholders to be held in 1999; the initial term of office for the Class II Directors would expire at the Annual Meeting of Stockholders to be held in 2000; and the initial term of the Class I Directors would expire at the Annual Meeting of Stockholders to be held in 2001. Upon the expiration of the initial staggered terms, Directors would be elected for three year terms to succeed those Directors whose terms expire. New directors elected to fill a vacancy on the Board will serve until the next election of the class of directors to which such director belongs. In addition, under Delaware law, because such directors serve on a classified board, stockholders may only remove them for cause. "Cause" under Delaware law is not defined by statute and its meaning has not been definitively articulated by the courts. The amendments contemplated by this Proposal 2 will define "cause" as being convicted of a felony or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company.

     If this proposal is approved, the following persons, if elected as directors pursuant to Proposal 1, shall be members of the class of directors set forth opposite their names below, to serve for the terms described above and until their successors are duly elected and qualified:

                                                              CLASS OF
NAME                                                          DIRECTORS
----                                                          ---------
Louis J. Nicastro, Neil D. Nicastro, William C. Bartholomay
  and Norman J. Menell......................................       I
Kenneth J. Fedesna, William E. McKenna, Harvey Reich and Ira
  S. Sheinfeld..............................................      II
Harold H. Bach, Jr., Byron C. Cook, Richard D. White and
  Gerald O. Sweeney, Jr. ...................................     III

     Since directors will be serving for longer terms which expire at different times, and may be removed only for cause by the stockholders, the Board of Directors believes that a classified Board will promote continuity of management and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that a classified Board will assist the Company in maintaining this continuity of management into the future.

     This proposal, if adopted, could have the effect of discouraging, or making it more difficult to effect, a merger, a tender offer, the assumption of control by a holder of a large block of the Common Stock or the removal of incumbent management, because the proposed amendment would require a longer period of time to change the Board even if a majority of the stockholders desired a change. This effect could occur even if such actions would be favorable to the interest of the stockholders. Assuming each class of directors is equal in size, a majority stockholder could not obtain control of the Board until the second annual stockholder's meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer. However, the Board is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not being made in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 2, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article Eleventh, which shall be and read as follows:

     ELEVENTH: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article ELEVENTH unless expressly provided by such terms.

     For purposes of Section 141(k) of the General Corporation Law of the State of Delaware, "Cause" is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

     RESOLVED, that Section 3 of Article II of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.
                            ------------------------

                PROPOSAL 3 -- FILLING OF VACANCIES ON THE BOARD

     The Bylaws currently provide that a vacancy on the Board resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors by stockholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists, and that vacancies occurring as a result of the removal of directors by stockholders shall be filled by the stockholders. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws providing that a vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled only by the remaining directors. In addition, the amendments provide that any new director elected to fill a vacancy on the Board will serve until the next election of the class of directors to which such director belongs (or until the next annual meeting of the Company if Proposal 2 above is not approved). At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     Because, by increasing or decreasing the size of the Board, a filling of vacancies by stockholders could circumvent the continuity to be provided for by the proposal for a classified board, the Board believes that this provision governing the filling of vacancies on the Board will promote such continuity of management and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. In addition, this proposal, coupled with the foregoing proposal relating to the removal of directors, if adopted, will preclude stockholders from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with their own nominees. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that this proposal will assist the Company in maintaining this continuity of management into the future.

     This proposal would protect the continuity of the Board resulting from both a classified board and the inability to remove directors other than for cause, and thus may have the effect of discouraging potential unfriendly bids for shares of the Company even if a majority of the stockholders desired a change. The effects could occur even if such actions would be favorable to the interest of the stockholders. However, the Board is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 3, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding an additional paragraph to new Article Eleventh, which shall be and read as follows:

          Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in paragraph one of this Article ELEVENTH.

     RESOLVED, that Section 8 of Article II of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 3.
                            ------------------------

     PROPOSAL 4 -- ELIMINATING STOCKHOLDER ACTION BY WRITTEN CONSENT

     Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such an action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The Bylaws currently also provide for such stockholder action by written consent. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to provide that actions required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at a meeting duly called and may not be taken by written consent of the stockholders. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     The Board of Directors believes that this Proposal would give all the stockholders of the Company increased opportunity to participate in determining any proposed action and would prevent the holders of a simple majority of the voting power of the Company from using the written consent procedure to take stockholder action without a meeting. The ability of holders of a simple majority of the voting stock of the Company to take action without the opportunity for discussion at a meeting decreases the ability of minority stockholders to have their views considered.

     The adoption of this amendment would eliminate the ability of the Company's stockholders to act by written consent in lieu of a meeting. The Board does not believe that the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company. Nevertheless, the effect of this proposal may be to make more difficult or less attractive, or delay, certain actions by a person or a group acquiring a substantial percentage of the Company's stock, even though such actions might be desired by, or beneficial to, the holders of a majority the Company's stock. For these reasons, Proposal 4 may have an anti-takeover effect. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 4, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new paragraph of a new Article Twelfth, which paragraph one of such amendment shall be and read as follows:

     TWELFTH: Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

     RESOLVED, that Section 11 of Article I of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 4.
                            ------------------------

                   PROPOSAL 5 -- LIMITATIONS ON STOCKHOLDERS
                        WITH RESPECT TO SPECIAL MEETINGS

     The Bylaws currently provide that special meetings of stockholders may be called by any two directors or the President, or by the Secretary at the direction of the foregoing, and shall be called by the Board upon written request of the holders of record of a majority of the outstanding shares of the Company entitled to vote at the meeting requested to be called. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to require that special meetings of stockholders may only be called by the President, the Chairman of the Board or by the Board of Directors, that stockholders of the Company are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders and that the business permitted to be conducted at such meetings be limited to that brought before the meetings by or at the direction of the Board. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     The amendment will provide for the orderly conduct of all Company affairs at special meetings of stockholders. Accordingly, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to the next annual meeting or prior to such time that the Board believed such consideration to be appropriate. As a result, the Board would have the opportunity to inform other stockholders adequately of the matters to be considered.

     Persons attempting a takeover bid could be delayed or deterred by not being able to propose a transaction at a time advantageous for them. For these reasons, this Proposal may have an anti-takeover effect. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 5, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding an additional paragraph to new Article Twelfth, which shall be and read as follows:

     Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the Board for adoption. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.

     RESOLVED, that Section 2 of Article I of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 5.
                            ------------------------

     PROPOSAL 6 -- ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws requiring that stockholders submit director nominations and other business to be considered at annual meetings of stockholders in accordance with a specific advance notice procedure. No such procedure is currently provided for in either the Certificate of Incorporation or the Bylaws. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     The proposed amendments will provide a detailed and circumscribed notice procedure with regard to the nomination other than by or at the direction of the Board of candidates for election as directors (the "Nomination Procedure") and with regard to stockholder proposals to be brought before an annual meeting of stockholders (the "Business Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Company Board, or by a stockholder who has given timely prior written notice to the Corporate Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that stockholder proposals must be submitted in writing in a timely manner in order to be considered at any annual meeting. To be timely, notice for nominations or stockholder proposals must be received by the Company not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs.

     Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the Class and number of shares of Common Stock beneficially owned, the consent of such person to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting.

     The purpose of the Nomination Procedure is, by requiring a specified amount of advance notice of nominations by stockholders, to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees during the appropriate period when the Board is focused on nominations and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring a specified amount of advance notice of stockholder proposals, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Board, to provide the Board with a meaningful opportunity to analyze such proposals and to decide whether it is appropriate to either (i) omit such proposal or (ii) inform stockholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation or the Board's position or belief as to action to be taken with respect to such proposal, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the Board as to the disposition of any such proposal.

     Although the amendment does not give the Board any power to approve or disapprove stockholder nominations for the election of directors or any other proposal submitted by stockholders, the amendment may have the effect of precluding or making more difficult a stockholder nomination for the election of directors or the submission by stockholders of proposals at a particular stockholders meeting, because of the difficulty of the procedures to be followed, and may discourage a stockholder from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders. For these reasons, this Proposal may have an anti-takeover effect, particularly when combined with Proposal 5 above. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 6, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article Thirteenth, which shall be and read as follows:

     THIRTEENTH: Subject to the rights of holders of any Class or series of Preferred Stock,

          (i) nominations for the election of directors, and

          (ii) business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

             (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

             (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

             (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

             (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the Class and number of shares of Common Stock beneficially owned by such stockholder; and

             (e) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

          The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

     RESOLVED, that Article I of the Bylaws be amended by adding a new Section 13 containing a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 6.
                            ------------------------

          PROPOSAL 7 -- SUPERMAJORITY VOTING REQUIRED TO AMEND BYLAWS AND PROPOSED PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     Delaware law confers sole authority to adopt, amend or repeal bylaws in the stockholders unless the certificate of incorporation also confers such a power upon the board of directors. The Certificate of Incorporation expressly confers such powers upon the Board. In addition, the Bylaws currently provide that the Bylaws may be adopted, amended or repealed by the vote of the stockholders at the time entitled to vote or by the Board. However, any bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. Delaware Law further provides that the Certificate of Incorporation may be amended by the vote of a majority of the shares of Common Stock outstanding and entitled to vote. The Board has adopted, subject to stockholder approval, an amendment to the Bylaws to require the affirmative vote of eighty percent (80%) of the outstanding shares of Common Stock entitled to vote thereon to adopt, amend or repeal the Bylaws and an amendment to the Certificate of Incorporation to require the affirmative vote of eighty percent (80%) of the shares of Common Stock outstanding and entitled to vote thereon to amend the provisions added by Proposals 2 through 6 above and this Proposal 7. At the Annual Meeting, stockholders will be asked to consider and vote on the proposed amendment.

     Proposal 7, by limiting the manner in which the Bylaws and the proposed amendments to the Certificate of Incorporation may be amended, is intended not only to promote continuity of operations and thereby enhance the Company's ability to attain its long term goals, but also to allow the Board to more effectively manage the affairs of and internal operating procedures of the Company. These proposals are intended to have the effect of making it more difficult for stockholders, following the Annual Meeting, to eliminate the constituent elements contained within Proposals 2 to 6.

     Proposal 7 will have the effect of making it more difficult for stockholders and the Board to change the internal operating procedures of the Company. These provisions may further discourage potentially unfriendly bids for shares of the Company. For these reasons, Proposal 7 may have an anti-takeover effect. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 7, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Bylaws be amended by changing Section 3 of Article V so that, as amended, said Section shall be and read as follows:

     Section 3. Amendments. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation, as amended, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers, or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

     If any By-law regulating an impending election of directors is made, altered, amended, changed, added or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so made, altered, amended, changed or repealed, together with a concise statement of the changes made.

     RESOLVED, that the Certificate of Incorporation be amended by adding a new Article Fourteenth, which shall be and read as follows:

     FOURTEENTH: Notwithstanding anything contained in the Certificate of Incorporation or the by-laws of this Corporation to the contrary (and notwithstanding the fact that a lesser percentage or separate Class vote may be specified by law, this Certificate of Incorporation, the by-laws of this Corporation or any common stock or preferred stock designation), Articles ELEVENTH, TWELFTH and THIRTEENTH hereby shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FOURTEENTH."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 7.
                            ------------------------

               PROPOSAL 8 -- APPOINTMENT OF INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the 1998 fiscal year. The Company expects representatives of Ernst & Young LLP to be present at the Annual Meeting at which time they will respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

     Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the Common Stock present and entitled to vote at the meeting should not approve the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.
                            ------------------------

                                    GENERAL

     As of the date of this Proxy Statement, the Board does not intend to present any other matters for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholder proposals in respect of matters to be acted upon at the Company's next annual meeting of stockholders should be received by the Company on or before August 14, 1998 in order that they may be considered for inclusion in the Company's proxy materials.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own greater than 10% of a registered Class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on representations from certain reporting persons that no such forms were required for them, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

OTHER MATTERS

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 8, 1997, AND EACH BENEFICIAL OWNER OF STOCK ON THAT DATE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 3401 NORTH CALIFORNIA AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: TREASURER. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A REASONABLE FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

     It is important that the accompanying proxy card be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

MANNER AND EXPENSES OF SOLICITATION

     The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be required by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

VOTING PROCEDURES

     Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Abstentions and broker non-votes with respect to each proposal that requires approval by holders of a majority of the outstanding Common Stock will have the effect of a vote against the proposal. Brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners, including voting upon election of directors and the selection of independent auditors.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Vice President, Secretary and General
                                          Counsel

Chicago, Illinois
December 12, 1997

                                  RECYCLE LOGO

                              MIDWAY GAMES INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      THE UNDERSIGNED, revoking all previous proxies, hereby appoints NEIL D. NICASTRO, HAROLD H. BACH, JR. and ORRIN J. EDIDIN (the "Proxies"), and each of them, as attorneys, agents and proxies with power of substitution, for and in the name, place and stead of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of common stock of Midway Games Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 27, 1998 at 10:30 A.M. local time at The New York Athletic Club, President's Room, 10th Floor, 180 Central Park South, New York, New York 10019, and at any adjournment or adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the accompanying Proxy Statement.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND "FOR" ITEMS 2, 3, 4, 5, 6, 7 AND 8.

(1)  Election of a board of twelve (12) directors.
     [ ] FOR all nominees listed (except as     [ ] WITHHOLD AUTHORITY
         marked to the contrary)                    to vote for nominees listed
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Louis J. Nicastro, Neil D. Nicastro, Harold H. Bach, Jr., Byron C. Cook, Kenneth J. Fedesna, Norman J. Menell, William C. Bartholomay, William E. McKenna, Harvey Reich, Ira S. Sheinfeld, Gerald O. Sweeney, Jr., Richard D. White.

(2) The amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Amended and Restated Bylaws (the "Bylaws") to provide for the classification of the Board of Directors into three classes with staggered terms.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]

(3) The amendments to the Certificate and Bylaws to provide that any vacancy on the Board of Directors may be filled for the unexpired term only by a vote of a majority of the remaining directors.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]

(4) The amendments to the Certificate and Bylaws to eliminate stockholder action by written consent.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]


                                                 (See reverse side)

(5)  The amendments to the Certificate and Bylaws to permit only the
     President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by the Board of Directors.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]

(6) The amendments to the Certificate and Bylaws to require an advance notice procedure for the submission of director nominations and other stockholder proposals.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]

(7) The amendments to the Bylaws to require either a vote of the Board of Directors or a vote of 80% of the Common Stock entitled to vote thereon in order to adopt, amend or repeal the Bylaws, and to the Certificate to require a vote of 80% of the Common Stock entitled to vote thereon in order to adopt, amend or repeal the amendments to the Certificate proposed herein.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]

(8) Ratification of the appointment of Ernst & Young LLP as independent auditors for the 1998 fiscal year.
                    FOR [ ]     AGAINST [ ]     ABSTAIN  [ ]


                                           Dated: ______________________, 199__


                                           ____________________________________
                                           (Signature)

                                           ____________________________________
                                           (Signature)


                                              Change of Address and or Comments
                                              Mark Here  [ ]

                                           NOTE:  Please sign exactly as your
                                           name or names appear hereon, and
                                           when signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           give your full title as such.  If
                                           signatory is a corporation, sign the
                                           full corporate name by a duly
                                           authorized officer.  If shares are
                                           held jointly, each stockholder named
                                           should sign.

                                           Votes must be indicated (x) in Black
                                           or Blue ink.  [X]

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.